EXHIBIT 99.1

Cronos Group Reports 2020 First Quarter Results

Fermented target cannabinoid, CBGA, using cannabinoid strains at Cronos Fermentation R&D labs

Successfully completed first dried flower shipment to Israel, as Cronos Israel moves closer to entering the medical cannabis market with PEACE NATURALS™ branded products

Natuera completes key operational milestones and begins test exports to the U.S. hemp-derived market

TORONTO, May 08, 2020 (GLOBE NEWSWIRE) -- Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos Group” or the “Company”), today announces its 2020 first quarter business results.

“Cronos Group started 2020 energized and determined to continue to see through our core strategic initiatives to drive long-term and sustainable growth. This quarter, we moved closer to officially entering the Israeli medical cannabis market with our Cronos Israel operations preparing to sell PEACE NATURALS™ branded dried flower products to medical patients. The Israeli medical market is a growing channel, and we look forward to serving this market in 2020 and beyond,” said Mike Gorenstein, CEO of Cronos Group.

“Despite the challenges and uncertainty posed by the COVID-19 pandemic, we remain agile and focused as a business. Our brand portfolio continues to launch innovative products to consumers as we adapt to an online-first distribution model in both the U.S. and Canada. We continue to reach our stakeholders and consumers through creative digital marketing. And our product innovation and R&D projects continue to progress. We believe the mission of our Company, to improve lives through cannabinoid innovation, resonates especially well during these times. We remain well-positioned and committed to generating sustainable, long-term value for shareholders and are confident 2020 will be a successful building year for Cronos Group.”

Financial Results

(in thousands of U.S. dollars)	First Quarter	First Quarter	YoY Change
	2020	2019	$	%
Net revenue
United States	$2,176	$—	$2,176	N/A
Rest of World	6,256	3,004	3,252	108%
Consolidated net revenue	8,432	3,004	5,428	181%

Gross profit (loss)	$(6,476)	$1,555	$(8,031)	(516)%
Gross margin	(77)%	52%	N/A	(129	)pp

Reported operating loss	$(45,060)	$(10,126)	$(34,934)	345%
Adjusted operating loss (i)	(40,653)	(10,126)	(30,527)	301%

Other Data
Cash and cash equivalents (ii)	1,128,396	1,811,531	(683,135)	(38)%
Short-term investments (ii)	206,230	—	206,230	N/A
Capital expenditures	7,516	10,157	(2,641)	(26)%

 (i)  See “Non-GAAP Measures” for more information, including a reconciliation of adjusted operating loss
(ii)  Dollar amounts are as of the last day of the period indicated

First Quarter 2020

  Net revenue of $8.4 million in Q1 2020 increased by $5.4 million from Q1 2019. The increase year-over-year was primarily driven by continued growth in the adult-use Canadian cannabis market, sales resulting from the launch of cannabis vaporizers to the Canadian market, including both adult-use and direct-to-consumer, and the inclusion of the Redwood acquisition in our financial results.
  Gross profit (loss) of $(6.5) million in Q1 2020 decreased by $8.0 million from Q1 2019. The decrease year-over-year was primarily driven by an inventory write-down of $8.0 million on dried cannabis and cannabis extracts, as well as an increase in the marginal production cost at our Peace Naturals Campus, as we continue working towards operating at full capacity after the repurposing of the facility in the fourth quarter of 2019.
  The Company incurred an inventory write-down of $8.0 million, on dried cannabis and cannabis extracts, primarily driven by fixed-price contracts negotiated prior to cannabis product price compression due to broader trends of oversupply in the Canadian market. If we were to adjust for the effects of the inventory write-downs, gross profit in Q1 2020, would have been $1.5 million, representing a gross margin of 18%. We anticipate further inventory write-downs in the short-term due to pricing pressures in the marketplace and the impact of the Company's operational repurposing of the Peace Naturals Campus.
  Reported operating loss of $45.1 million in Q1 2020 increased by $34.9 million from Q1 2019. The reduction year-over-year was primarily driven by an increase in general and administrative expenses as a result of increased headcount, internal review costs of $4.4 million related to the restatement of our 2019 interim financial statements, higher sales and marketing costs related to brand development, and research and development costs related to our Ginkgo partnership, activities at Cronos Fermentation, and spending on vaporizer innovation at the Cronos Device Labs research and development center.

Business Updates

Brand Portfolio

Throughout the first quarter of 2020, Cronos Group continued to roll-out cannabis vaporizer devices for the Canadian adult-use market under the COVE™ and Spinach™ brands. In addition, in March 2020 the Company launched PEACE NATURALS™ branded cannabis vaporizer devices for the direct-to-consumer market in Canada.

In the first quarter, the Lord Jones™ brand continued to launch innovative products with the introduction of Lord Jones™ Acid Mantle Repair CBD Moisturizer to the U.S. market. The Acid Mantle Repair Moisturizer is a soothing facial moisturizer specifically formulated to help maintain the skin’s acid mantle and rebalance the appearance of stressed skin. The new product is currently being sold at Sephora, Beautylish, C.O. Bigelow and online through the Lord Jones™ website directly.

Global Sales and Distribution

Subsequent to this quarter in April 2020, Cronos Group completed its first export of bulk dried flower to Cronos Israel in order to sell PEACE NATURALS™ branded cannabis products for distribution in the Israeli medical market. Cronos Israel will begin to build its distribution network and brand presence in this rapidly growing medical market.

Global Supply Chain

During the first quarter of 2020, Natuera, Cronos Group’s contract manufacturing joint venture in Latin America, a fully licensed operation in Colombia for hemp- and cannabis-derived bulk, consumer, and medicinal cannabinoid products, achieved significant operational milestones. Natuera, completed construction of its state-of-the-art, GMP-standard extraction facility. In addition, Natuera gained preferential access to four cultivars registered with the Colombian Agricultural Institute and planting of one of the hemp strains took place in mid-February, with its first harvest having taken place at the end of April.

With its extraction and processing facility also coming online, Natuera’s R&D department has developed its first commercially available, hemp-derived CBD distillate, which was granted a non-controlled substance ruling by Colombia’s Narcotics Control Board, streamlining an efficient process for export. Natuera successfully completed its first test export to the United States in early March 2020. Natuera is focused on accessing new markets and product expansion, including developing additional bulk offerings of hemp-derived CBD distillate and water-soluble hemp-derived CBD solutions.

The Cronos Israel facility continues to move closer to operational readiness and is expected to become a growth driver for the Company in the back half of 2020 and onward. The Company has received the necessary regulatory approvals to produce, manufacture and sell dried cannabis flower products and is awaiting approvals for pre-rolls and oil products, which are expected to be received throughout 2020.

Intellectual Property Initiatives

Subsequent to this quarter in April 2020, Cronos Israel entered into a collaboration agreement with Cannasoul Analytics Ltd. (“Cannasoul”), a cannabis research company dedicated to developing scientific intellectual property, medical products, and technologies, to develop a commercial cannabis analytical testing laboratory onsite at Cronos Israel.

Led by established cannabis researcher, Professor Dedi Meiri from the Technion Israel Institute of Technology, Cannasoul intends to operate the laboratory and conduct in-house commercial analytical testing for Cronos Israel and third-party clients. It is anticipated that the laboratory, once operational, will address the current need in the Israeli market for accurate, end-to-end cannabis analytical testing for purposes of domestic sale and export to certain international markets.

In the first quarter of 2020, Cronos Fermentation received an R&D license from Health Canada and received initial cannabinoid producing strains from Ginkgo Bioworks. Subsequent to the quarter end, Cronos Fermentation successfully fermented one of our target cannabinoids, CBGA, using the cannabinoid strains in our Winnipeg R&D labs. Cronos Fermentation will continue using these strains to optimize downstream processing and scale up procedures in advance of receiving the final strains and commercial processing license, both of which are required for commercialization.

Update on COVID-19

Cronos Group’s manufacturing sites have adjusted in order to comply with the current COVID-19 guidelines provided by local and federal governments. The Company has reduced the number of personnel working on-site at its production facilities in the U.S., Canada, and Israel to essential employees, implemented work-from-home policies where appropriate, and implemented additional health and safety measures, including enhanced hygiene and sanitation procedures, modified work schedules and social distancing protocols at its production facilities. The Company will continue to act in accordance with guidance from local, federal, and international health and governmental authorities, and is prepared to make additional operational adjustments, as necessary. Although the Company’s production facilities currently remain operational, exemptions for essential businesses and workforces continue to evolve as governmental and health authorities respond to the spread of the virus.

The Company currently has sufficient inventory and supply of materials to meet current demand, although closures or other restrictions may impact business operations for third-party manufacturers, suppliers or vendors, which may in turn disrupt the Company's supply chain.

Cronos Group’s distribution channels continue to see disruptions globally due to the COVID-19 pandemic. Many brick-and-mortar retailers in the U.S., where Lord Jones™ products are distributed, have closed, although some retail partners continue to operate through their online sites. Lord Jones™ continues to sell directly to consumers through its website. In Canada, brick-and-mortar cannabis retailers in certain provinces have mandated curbside click-and-collect models, reduced store opening hours, or have closed retail entirely. Provincial purchasers and private retailers have also reduced staff on-site, which has led to a decrease in delivery availability and a reduction in the frequency and/or size of purchase orders. Online cannabis stores throughout Canada have remained operational.

The slowdown and disruption faced by retail partners, in addition to quarantine measures and travel restrictions, impacts our customers' ability to access our products in the U.S., Canada and other jurisdictions in which the Company operates. COVID-19 restrictions differ across jurisdictions, which has resulted in increased uncertainty in forecasting customer demand and sales velocity.

Rest of World Results

Cronos Group’s Rest of World reporting segment includes results of the Company’s operations for all markets outside of the United States of America.

(in thousands of USD)	First Quarter	First Quarter	YoY Change
	2020	2019	$	%
Cannabis flower	$2,741	$1,825	$916	50%
Cannabis extracts	3,400	1,103	2,297	208%
Other	115	76	39	51%
Net revenue	6,256	3,004	3,252	108%

Gross profit (loss)	$(7,558)	$1,555	$(9,113)	(586)%
Gross margin	(121)%	52%	N/A	(173	)pp

Reported and adjusted operating loss	$(31,867)	$(10,126)	$(21,741)	215%

 (i)  See “Non-GAAP Measures” for more information, including a reconciliation of adjusted operating loss

First Quarter 2020

  Net revenue of $6.3 million in Q1 2020 increased by $3.3 million from Q1 2019. The increase year-over-year was primarily driven by continued growth in the adult-use Canadian cannabis market, sales resulting from the launch of cannabis vaporizers to the Canadian market, including both adult-use and direct-to-consumer.
  Gross profit (loss) of $(7.6) million in Q1 2020 decreased by $9.1 million from Q1 2019. The decrease year-over-year was primarily driven by an inventory write-down of $8.0 million on dried cannabis and cannabis extracts, as well as increased marginal production costs at the Peace Naturals Campus as we continue towards operating at full capacity after the repurposing efforts in the fourth quarter of 2019.
  The Company incurred an inventory write-down of $8.0 million, on dried cannabis and cannabis extracts, primarily driven by fixed-price contracts negotiated prior to cannabis product price compression due to broader trends of oversupply in the Canadian market. If we were to adjust for the effects of the inventory write-downs, gross profit in Q1 2020, would have been $0.4 million, representing a gross margin of 6%. We anticipate further inventory write-downs in the short-term due to pricing pressures in the marketplace and the impact of the Company's operational repurposing of the Peace Naturals Campus.
  Reported operating loss of $31.9 million in Q1 2020 increased by $21.7 million from Q1 2019. The reduction year-over-year was primarily driven by increased general and administrative expenses as a result of increased headcount, higher sales and marketing expenses related to brand development, and research and development costs related to our Ginkgo partnership, activities at Cronos Fermentation, and spending on vaporizer innovation at the Cronos Device Labs research and development center.

United States Results

Cronos Group’s United States reporting segment includes results of the Company’s operations for all brands and products in the United States of America.

(in thousands of USD)	First Quarter	First Quarter	YoY Change
	2020	2019	$	%
Net revenue	$2,176	$—	N/A	N/A

Gross profit	$1,082	$—	N/A	N/A
Gross margin	50%	—%	N/A	N/A

Reported operating loss	$(6,523)	$—	N/A	N/A

First Quarter 2020

  Net revenue was $2.2 million in Q1 2020, of which the primary contributors to revenue in the quarter were the continued distribution of products in both e-commerce and physical retail channels and the introduction of Lord Jones™ Acid Mantle Repair CBD Moisturizer.
  Gross profit was $1.1 million in Q1 2020, representing a gross margin of 50%.
  Reported operating loss was $6.5 million in Q1 2020. The loss was driven by increased sales and marketing costs incurred in relation to the launch of new products and increased general and administrative expenses driven by increased headcount to support our growth strategy.

Conference Call

The Company will host a conference call and live audio webcast on Friday, May 8, 2020, at 8:30 a.m. EDT to discuss 2020 first quarter business results. The call will last approximately one hour. An audio replay of the call will be archived on the Company’s website for replay. Instructions for the conference call are provided below:

  Live audio webcast: https://ir.thecronosgroup.com/events-presentations
  Toll Free from the U.S. and Canada dial-in: (866) 795-2258
  International dial-in: (409) 937-8902
  Conference ID: 9069454

About Cronos Group

Cronos Group is an innovative global cannabinoid company with international production and distribution across five continents. Cronos Group is committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos Group is building an iconic brand portfolio. Cronos Group’s portfolio includes PEACE NATURALS™, a global health and wellness platform, two adult-use brands, COVE™ and Spinach™, and two hemp-derived CBD brands, Lord Jones™ and PEACE+™. For more information about Cronos Group and its brands, please visit: www.thecronosgroup.com.

Forward-looking Statements

This press release may contain information that may constitute forward-looking information and forward-looking statements within the meaning of applicable securities laws (collectively, “Forward-Looking Statements”), which are based upon our current internal expectations, estimates, projections, assumptions and beliefs. All information that is not clearly historical in nature may constitute Forward-Looking Statements. In some cases, Forward-Looking Statements can be identified by the use of forward-looking terminology such as “expect”, “likely”, “may”, “will”, “should”, “intend”, “anticipate”, “potential”, “proposed”, “estimate” and other similar words, expressions and phrases, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussion of strategy. Forward-Looking Statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance or other statements that are not statements of historical fact.

Forward-Looking Statements include, but are not limited to, statements with respect to:

  the uncertainties associated with the Covid-19 pandemic, including our ability, and the abilities of our joint ventures and our suppliers and distributors, to effectively deal with the restrictions, limitations and health issues presented by the Covid-19 pandemic, the ability to continue our production, distribution and sale of our products, and the use of our products by consumers;
  laws and regulations and any amendments thereto applicable to our business and the impact thereof including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Federal Drug Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;
  expectations regarding the regulation of the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the U.S. Department of Agriculture (the “USDA”);
  the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
  our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
  the ability to successfully create and launch brands and further create, launch and scale U.S. hemp-derived consumer products, including through the acquisition of four Redwood Holding Group, LLC operating subsidiaries (the "Redwood Acquisition") and cannabis products in jurisdictions where such products are legal and that we currently operate in;
  the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis including CBD and other cannabinoids;
  the anticipated benefits and impact of the Altria Group Inc.’s ("Altria") C$2.4 billion (approximately $1.8 billion) investment in us (the “Altria Investment”);
  the potential exercise of the warrant held by Altria, pre-emptive rights and/or top-up rights in connection with the Altria Investment, including proceeds to us that may result therefrom;
  expectations regarding the use of proceeds of equity financings, including the proceeds from the Altria Investment;
  the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
  expectations regarding the potential success of, and the costs and benefits associated with, our joint ventures, strategic alliances and equity investments, including the strategic partnership with Ginkgo Bioworks, Inc.;
  our ability to execute on our strategy and the anticipated benefits of such strategy;
  the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
  the future performance of our business and operations;
  our competitive advantages and business strategies;
  the competitive conditions of the industry;
  the expected growth in the number of customers using our products;
  our ability or plans to identify, develop, commercialize or expand our technology and research and development (“R&D”) initiatives in cannabinoids, or the success thereof;
  expectations regarding acquisitions and the anticipated benefits therefrom, including the Redwood Acquisition and the acquisition of certain assets from Apotex Fermentation Inc.;
  expectations regarding revenues, expenses and anticipated cash needs;
  expectations regarding cash flow, liquidity and sources of funding;
  expectations regarding capital expenditures;
  the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
  the expected growth in our growing, production and supply chain capacities;
  expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
  expectations with respect to future production costs;
  expectations with respect to future sales and distribution channels;
  the expected methods to be used to distribute and sell our products;
  our future product offerings;
  the anticipated future gross margins of our operations;
  accounting standards and estimates;
  our ability to timely and effectively remediate material weaknesses in our internal control over financial reporting;
  expectations regarding our distribution network; and
  expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements.

Certain of the Forward-Looking Statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The Forward-Looking Statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) our ability, and the abilities of our joint ventures and our suppliers and distributors, to effectively deal with the restrictions, limitations and health issues presented by the Covid-19 pandemic and the ability to continue our production, distribution and sale of our products; (ii) management’s perceptions of historical trends, current conditions and expected future developments; (iii) our ability to generate cash flow from operations; (iv) general economic, financial market, regulatory and political conditions in which we operate; (v) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (vi) consumer interest in our products; (vii) competition; (viii) anticipated and unanticipated costs; (ix) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (x) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (xi) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xii) our ability to conduct operations in a safe, efficient and effective manner; (xiii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; and (xiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, Forward-Looking Statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the Forward-Looking Statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the use of our products; the risk that cost savings and any other synergies from the Altria Investment may not be fully realized or may take longer to realize than expected; disruption of production, distribution and sales as a result of the COVID-19 pandemic and any adverse effects the COVID-19 pandemic has on the use of our products; disruption from the Altria Investment making it more difficult to maintain relationships with customers, employees or suppliers; future levels of revenues; consumer demand for cannabis and U.S. hemp products; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the potential effects of judicial, regulatory or other proceedings on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal (including U.S. federal), state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (as amended) and the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on Forward-Looking Statements.

Forward-Looking Statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the Forward-Looking Statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the Forward-Looking Statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-Looking Statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any Forward-Looking Statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such Forward-Looking Statements. The Forward-Looking Statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

As used in this press release, “CBD” means cannabidiol and “U.S. hemp” has the meaning given to the term “hemp” in the U.S. Agricultural Improvement Act of 2018, including hemp-derived CBD.

Cronos Group Inc.
Condensed Consolidated Balance Sheets
As of March 31, 2020 and December 31, 2019
(In thousands of U.S. dollars, except share amounts, unaudited)

	As of
	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$1,128,396	$1,199,693
Short-term investments	206,230	306,347
Accounts receivable(1)	3,404	4,638
Other receivables	7,642	7,232
Current portion of loans receivable	3,911	4,664
Prepaids and other assets	11,079	9,395
Inventory	43,118	38,043
Total current assets	1,403,780	1,570,012
Investments in equity accounted investees	1,089	557
Advances to joint ventures	17,079	19,437
Loan receivable, net	54,147	44,967
Property, plant and equipment	154,164	161,809
Right-of-use assets	10,379	6,546
Intangible assets	72,599	72,320
Goodwill	214,689	214,794
Total assets	$1,927,926	$2,090,442

Liabilities
Current liabilities
Accounts payable and other liabilities	$34,290	$35,301
Current portion of lease obligation	1,057	427
Derivative liabilities	166,176	297,160
Total current liabilities	201,523	332,888
Due to non-controlling interests	1,681	1,844
Lease obligation	9,454	6,680
Total liabilities	$212,658	$341,412

Shareholders’ equity
Share capital(2)	$563,165	$561,165
Additional paid-in capital	25,483	23,234
Retained earnings (accumulated deficit)	1,213,686	1,137,646
Accumulated other comprehensive income (loss)	(85,877)	27,838
Total equity attributable to shareholders of Cronos Group	1,716,457	1,749,883
Non-controlling interests	(1,189)	(853)
Total shareholders’ equity	1,715,268	1,749,030
Total liabilities and shareholders’ equity	$1,927,926	$2,090,442

(1) Net of current expected credit loss (“CECL”) of $141 as of March 31, 2020 (December 31, 2019 – $136)
(2) Authorized for issuance as of March 31, 2020: unlimited (December 31, 2019 – unlimited). Shares issued as of March 31, 2020: 348,817,472 (as of December 31, 2019: 348,817,472)

Cronos Group Inc.
Condensed Consolidated Statements of Net Income and Comprehensive Income (Loss)
For the three months ended March 31, 2020 and 2019
(In thousands of U.S. dollars, except share amounts, unaudited)

	Three months ended March 31,
	2020	2019
Net revenue, before excise taxes	$9,344	$3,391
Excise taxes	(912)	(387)
Net revenue	8,432	3,004
Cost of sales	6,946	1,449
Inventory write-down	7,962	—
Gross profit (loss)	(6,476)	1,555
Operating expenses
Sales and marketing	7,112	1,128
Research and development	4,590	1,171
General and administrative	23,759	7,293
Share-based payments	2,436	1,771
Depreciation and amortization	687	318
Total operating expenses	38,584	11,681
Operating loss	(45,060)	(10,126)
Other income (expense)
Interest income	7,751	2,087
Share of loss from investments in equity accounted investees	(1,172)	(198)
Gain on revaluation of derivative liabilities	113,368	328,216
Financing and transaction costs	—	(22,233)
Other income	794	16,243
Total other income	120,741	324,115
Income before income taxes	75,681	313,989
Income tax recovery (expense)	—	—
Net income	$75,681	$313,989
Net income (loss) attributable to:
Cronos Group	$76,040	$314,092
Non-controlling interests	(359)	(103)
	$75,681	$313,989
Other comprehensive income (loss)
Foreign exchange gain (loss) on translation	$(113,692)	$3,898
Total other comprehensive income (loss)	(113,692)	3,898
Comprehensive income (loss)	$(38,011)	$317,887
Comprehensive income (loss) attributable to:
Cronos Group	$(37,675)	$317,987
Non-controlling interests	(336)	(100)
	$(38,011)	$317,887
Net income per share
Basic	$0.22	$1.43
Diluted	0.20	0.33
Weighted average number of outstanding shares
Basic	348,817,472	218,949,590
Diluted	375,574,354	271,086,575

Cronos Group Inc.
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2020 and 2019
(In thousands of U.S. dollars, except share amounts, unaudited)

	Three months ended March 31,
	2020	2019
Operating activities
Net income (loss)	$75,681	$313,989
Items not affecting cash:
Inventory write-down	7,962	—
Share-based payments	2,436	1,771
Depreciation and amortization	1,162	494
Share of net loss from investments in equity accounted investees	1,172	198
Gain on revaluation of derivative liabilities	(113,368)	(328,216)
Gain on disposal of other investments	(781)	(15,498)
Loss (gain) on unrealized foreign exchange	(412)	51
Provision for doubtful accounts	2,068	—
Non-cash sales and marketing	1,821	—
Other, net	(1,157)	(745)
Net changes in non-cash working capital	(15,482)	14,118
Cash flows used in operating activities	(38,898)	(13,838)
Investing activities
Purchase of short-term investments	(126,514)	—
Proceeds from disposal of short-term investments	206,847	—
Investments in equity accounted investees	—	(1,658)
Proceeds from sale of other investments	781	19,614
Advances to joint ventures	—	(11,893)
Purchase of property, plant and equipment	(6,411)	(10,119)
Payment of accrued interest on construction loan payable	—	(89)
Purchase of intangible assets	(1,105)	(38)
Advances on loans receivable	(14,512)	—
Cash flows provided (used) in investing activities	59,086	(4,183)
Financing activities
Increase in bank indebtedness	—	316
Advance from non-controlling interests	—	84
Repayment of lease obligations	(448)	(23)
Proceeds from Altria Investment	—	1,809,556
Proceeds from exercise of warrants and options	—	889
Withholding taxes paid on share appreciation rights	—	(411)
Share issuance costs	—	(3,642)
Repayment of construction loan payable	—	(15,971)
Advance under Credit Facility	—	48,715
Repayment of Credit Facility	—	(48,309)
Cash flows provided (used) by financing activities	(448)	1,791,204
Effect of foreign currency translation on cash and cash equivalents	(91,037)	14,421
Increase (decrease) in cash and cash equivalents	(71,297)	1,787,604
Cash and cash equivalents, beginning of period	1,199,693	23,927
Cash and cash equivalents, end of period	$1,128,396	$1,811,531
Supplemental cash flow information
Interest paid	7	507
Interest received	7,758	—

Non-GAAP Measures

In addition to its financial results reported in accordance with accounting principles generally recognized in the U.S. ("GAAP"), the Company uses certain measures that are not recognized under GAAP such as adjusted operating loss, adjusted operating loss by business segment and adjusted earnings before interest, tax, depreciation and amortization ("Adjusted EBITDA"). These financial measures do not have a standardized meaning prescribed by GAAP and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as a supplement to those GAAP measures to provide additional information regarding our results of operations from management’s perspective. Accordingly, non-GAAP measures should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. All non-GAAP measures presented in this press release are reconciled to their closest reported GAAP measure. Reconciliations of historical adjusted financial measures to corresponding GAAP measures are provided below.

Adjusted operating loss
Management reviews operating loss on an adjusted basis, which excludes certain income and expense items that management believes are not part of underlying operations. These items typically include non-recurring charges such as our internal review costs related to the restatement of our 2019 interim financial statements. Management does not view these items to be part of underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results.

Management believes that adjusted operating loss provides useful insight into underlying business trends and results and provides a more meaningful comparison of year-over-year results. Management uses adjusted operating loss for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets.

(In thousands of USD)	First Quarter	First Quarter
	2020	2019
Reported operating loss	$(45,060)	$(10,126)
Adjustments
Internal review costs related to restatement of 2019 interim financial statements	4,407	—
Adjusted operating loss	$(40,653)	$(10,126)

Adjusted operating loss by business segment
Management reviews operating loss by business segment, which excludes corporate expenses, and adjusted operating loss by business segment, which further excludes certain income and expense items that management believes are not part of the underlying segment’s operations. Corporate expenses are expenses that relate to the consolidated business and not to an individual operating segment while the income and expense items typically include non-recurring charges such as our internal review costs related to the restatement of our 2019 interim financial statements. Management does not view the income and expense items above to be part of underlying results of the segment as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results.

Management believes that adjusted operating loss by business segment provides useful insight into underlying segment trends and results and will provide a more meaningful comparison of year-over-year results, going forward. Management uses adjusted operating loss by business segment for planning, forecasting and evaluating segment performance, including allocating resources and evaluating results relative to employee compensation.

(In thousands of USD)	For the three months ended March 31, 2020
	US	Rest of World	Total Segments	Corporate Expenses	Total
Reported operating loss	$(6,523)	$(31,867)	$(38,390)	$(6,670)	$(45,060)
Adjustments
Internal review costs related to restatement of 2019 interim financial statements	—	—	—	4,407	4,407
Adjusted operating loss	$(6,523)	$(31,867)	$(38,390)	$(2,263)	$(40,653)

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) is used by management as a supplemental measure to review and assess operating performance and trends on a comparable basis with the rest of the industry, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

Management reviews EBITDA on an adjusted basis, which excludes net income attributable to non-controlling interests, and special items. Special items consist of financing and transaction costs, other non-cash gains (losses) and other unforeseeable, non-recurring charges which management has described below.

(in thousands of USD)	For the three months ended March 31,
	2020	2019
Net income (loss)	$75,681	$313,989
Adjustments
Interest income	(7,751)	(2,087)
Share of loss from investments in equity accounted investees	1,172	198
Gain on revaluation of derivative liabilities	(113,368)	(328,216)
Financing and transaction costs	—	22,233
Other income	(794)	(16,243)
Internal review costs related to restatement of 2019 interim financial statements	4,407	—
Share-based payments	2,436	1,771
Adjusted EBIT	(38,217)	(8,355)
Adjustments
Depreciation and amortization	1,162	494
Adjusted EBITDA	$(37,055)	$(7,861)

Special Items

Management does not view any of the following special items to be part of the underlying results as they may be highly variable, may be infrequent, may be unpredictable and may distort underlying business results and trends.

Financing and transaction costs
1. During the three months ended March 31, 2020, there were no financing or transaction costs.
2. During the three months ended March 31, 2019, the Company recorded pre-tax charges of $22.2 million primarily related to the Altria Investment.

Gain on revaluation of derivative liabilities
1. During the three months ended March 31, 2020, Cronos Group recorded a pre-tax unrealized gain of $113.4 million primarily resulting from the non-cash change in the fair value of financial derivative liabilities associated with the investment by Altria.
2. During the three months ended March 31, 2019, the unrealized gain resulting from the non-cash change in the fair value of the financial derivative liabilities was $328.2 million.

Internal Review Costs
1. During the three months ended March 31, 2020, the Company incurred $4.4 million in internal review cost associated with the restatement of the Company's interim financial statements in 2019.

Foreign currency exchange rates

All currency amounts in this Press Release are stated in U.S. dollars (“USD”), which is our reporting currency, unless otherwise noted. All references to “dollars” or “$” are to USD. The assets and liabilities of the Company's foreign operations are translated into USD at the exchange rate in effect as of March 31, 2020 and December 31, 2019. Transactions affecting shareholders' equity are translated at historical foreign exchange rates. The consolidated statements of net income (loss) and comprehensive income (loss) and the consolidated statements of cash flows of the Company's foreign operations are translated into USD by applying the average foreign exchange rate in effect for the reporting period.

The exchange rates used to translate from USD to Canadian dollars (“C$”) is shown below:

(Exchange rates are shown as C$ per $)	As of
	March 31, 2020	December 31, 2019	March 31, 2019
Average rate	1.3437	1.3268	1.3296
Spot rate	1.4062	1.2990	1.3349

For further information, please contact:
Anna Shlimak
Investor Relations
Tel: (416) 504-0004
investor.relations@thecronosgroup.com